UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2020

America Great Health

(Exact name of registrant as specified in charter)

WYOMING

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 7th, 2018, the Company announced that Mr. Jiaxin Xue was appointed to the Company's Board of Directors and Executive Vice Chairman, also the Chief Executor of China Branch, and on January 12th, 2018, the Company announced that Mr. Rex Chang was appointed to the Company’s Board of Director and  Executive Vice Chairman.

Mr. Jiaxin Xue is graduate from Henan Medical University, he also obtain Doctor degree in Natural Medicine from American Naturopathic University, Master's degree in Social Medicine and Health Management from Peking Union Medical College, Mr. Xue obtained PhD degree in Social Economics, School of Philosophy and Sociology from Beijing Normal University. He is an experienced specialist involves comprehensive fields such as medical treatment, medicine, health, rehabilitation, and elderly care. It mainly focuses on the interpretation and analysis of national pharmaceutical policies and regulations and medical environment safety, strategic management of pharmaceutical projects and strategic planning and operation, project branding and business diagnosis analysis, and optimization of pharmaceutical market management Operation strategy diagnosis, project performance evaluation and economic market risk analysis, brand marketing system construction and chain operation management, pharmaceutical investment and financing management and operational risk control, etc.

From 2007 to 2008, Mr. Xue was the Deputy Director of the Chinese Red Cross Rescue Training Department, Vice President of the Business Development Department of Haihong Pharmaceutical Holdings; in 2009 Mr. Xue founded Mai Dingsheng International Medical Investment Service Agency. From 2014 to the present, Mr. Xue is the Deputy Dean of the International College of Natural Therapy, Executive Vice President of the Zhongguancun Industry Integration and Transformation Promotion Association and Chairman of the International Medical Care Industry Committee, Deputy Director of the Chronic Disease Prevention Fund Management Committee of the China Medical and Health Development Foundation, Chinese Nationality Deputy Director of the Internet + Medical Work Committee of the Health Association, Deputy Director of the Clinical Medicine Center of the Research Institute of the National Health Commission. No transactions occurred since the beginning of the Company's last fiscal year to which the Company was a party in which Mr. Xue had or is to have a direct or indirect material interest.

Mr. Rex Chang is an experienced GPA Consultant and an international trade specialist. He started in manufacturing facilities, well-trained in commercial and industrial, import-export, QC/QA, marketing development and government procurement agreement fields. Mr. Chang served as Chief Executive Officer in U. S. Asia Chamber of Commerce, and Chief Executive Officer- Asian Marketing in U.S. Foods International, he also served as Chief Executive Officer in New Cathay International Development Corp. Mr. Chang also holds the positions in Center for International Trade Development and Taiwan Trade Center as Consultant. No transactions occurred since the beginning of the Company's last fiscal year to which the Company was a party in which Mr. Chang had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Dated: November 10, 2020	By:	/s/ Mike Q. Wang
President